REVOLVING LINE OF CREDIT PROMISSORY NOTE

Principal Amount: $750,000.00 Date of Note: May 5, 2006

PROMISE TO PAY. DECORIZE, INC., a Delaware corporation ("Borrower") promises to pay to QUEST COMMERCIAL FINANCE, LLC, a Missouri limited liability company ("Lender"), or order, in lawful money of the United States of America, the principal amount of Seven Hundred Fifty Thousand Dollars ($750,000) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Unless sooner accelerated, Borrower will pay this loan as follows: Accrued interest on the principal sum shall be due and payable on the last day of each month, commencing on May 31, 2006. Principal, all accrued interest and all other amounts then owing by reason of this Note or any other agreement now or hereafter given in connection with or as security for this Note, shall be due and payable in full on May 5, 2009, without notice or demand.

Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

INTEREST RATE. The interest rate (the "Interest Rate") to be applied to the unpaid principal balance of this Note will be at a rate equal to five percent (5%) above the interest rate announced from time to time by the Wall Street Journal as the "prime rate" on commercial loans (which interest rate shall fluctuate as and when said prime rate shall change) per annum (the "Interest Rate"); provided, however, that in no event shall the Interest Rate to be applied to the unpaid principal balance of this Note be less than ten percent 10% per annum.

Interest shall accrue on the unpaid principal sum from and after the date hereof at the Interest Rate until the principal sum shall be paid in full, except for any period in which the default rate set forth below is applicable.

NOTICE: UNDER NO CIRCUMSTANCES WILL THE INTEREST RATE ON THIS NOTE BE MORE THAN THE MAXIMUM RATE ALLOWED BY APPLICABLE LAW NOR LESS THAN TEN PERCENT (10%) PER ANNUM.

LENDING/PROCESSING FEE. In consideration of the loan to Borrower evidenced by this Note, the Borrower will pay Lender a fee equal to Thirty Thousand Dollars ($30,000) on the date of this Note, and on each anniversary date of this Note while this Note is outstanding.

LATE FEE. If a payment is five (5) days or more late, Borrower will be charged five percent (5%) of the unpaid portion of the payment as a late fee.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due; provided, however, that the amount of any prepayment shall not be less than the lesser of Fifty Thousand Dollars ($50,000) or the remaining balance due under this Note, unless otherwise agreed to by the Lender. Any partial prepayment shall be credited first, to the satisfaction of any outstanding costs or expenses incurred by Lender, second to the accrued interest and, third, to the principal due hereunder and no partial prepayment shall affect the obligation to make the payments of principal and interest at the time and in the amounts provided for in this Note.

INTEREST AFTER DEFAULT. Upon the occurrence of an Event of Default (as defined below), including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the interest rate on this Note to three (3) percentage points over the Interest Rate.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or the Security Agreement or in any other related documents executed by Borrower in favor of Lender in connection with this Note (collectively, the "Related Documents") or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower, and fails to cure such default within twenty (20) days after Lender gives written notice of same to Borrower.

Default In Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading in any material respect at any time thereafter.

Insolvency or Change in Organization. The dissolution or termination of Borrower's existence as a going business (regardless of whether election to continue is made), the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower, which is not dismissed within ninety (90) days.

Defective Collateralization. The Security Agreement or any other Related Document ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. However, this Event of Default shall not apply it there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Judgment. The entry of a final judgment against Borrower or guarantor, pledgor, accommodation party or other obligor which Lender deems to be of a material nature, in Lender's sole discretion, and remains unpaid for twenty (20) days.

Default by Affiliates. Any affiliate of Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of Lender or any other creditor.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

REMEDIES. The remedies of Lender as provided in this Note shall be cumulative and concurrent, and in addition to any other remedies available at law or in equity, and may be pursued singly, successively or together against the Borrower, any guarantors, or any other security at the sole discretion of Lender, and such remedy shall not be exhausted by any exercise thereof but may be exercised as often as the occasion therefor shall occur. Lender shall not by any acts of omission or commission be deemed to have waived any rights or remedies hereunder unless such waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

ATTORNEYS' FEES; EXPENSES. In the event Borrower defaults under this Note and suit is filed and/or arbitration proceedings initiated, and Lender prevails either wholly or partially in same, Borrower shall be liable for all costs of said proceedings, including without limitation, Lender's

reasonable attorneys' and accountants' fees and all costs of court or arbitration. To the extent permitted by the United States Bankruptcy Code, Borrower also agrees to pay the reasonable attorneys' fees and costs Lender incurs to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code. All such costs and expenses of Lender in connection with the enforcement of this Note shall be and become a part of the amount due hereunder.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Missouri. This Note has been accepted by Lender in the State of Missouri.

CHOICE OF VENUE. If there is a lawsuit, the parties agree that the jurisdiction of same shall be in the Circuit Court of Greene County, Missouri.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested orally or in writing by Borrower by an Authorized Person. Borrower hereby agrees to provide Lender with written notice of the individuals who may request advances under this Note (each, an "Authorized Person"). Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums advanced in accordance with the instructions of an Authorized Person. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records. Lender may, at any time, in its sole discretion, decline to make any further advances on this Note or any agreement that Borrower has with Lender, including any of the Related Documents.

Notwithstanding the foregoing, in no event shall (i) any advance requested by Borrower under this Note be less than Fifty Thousand Dollars ($50,000), and (ii) the total amount advanced under this Note exceed fifty percent (50%) of Borrower's United States based eligible inventory as of the end of the month immediately preceding the advance, plus twenty-five Percent (25%) of the Borrower's eligible, non-cancelable purchase orders, net of customer pre-payments, as of the month end immediately preceding the advance. For purposes of this Note, the term "eligible inventory" shall mean all of Borrower's inventory located on the Borrower's United States premises and offices other than (i) all inventory on consignment, (ii) repossessed inventory, (iii) inventory that is no longer offered for sale by Borrower, (iv) inventory that is not in good condition or that fails to meet reasonable standards, or (v) stored at Borrower's customer locations.

SALE OF NOTE. Assignment. Lender may sell or offer to sell this Note, together with the Related Documents any and all documents guaranteeing, securing or executed in connection with this Note, to one or more assignees without notice to or consent of Borrower. Lender is hereby authorized to share any information it has pertaining to the loan evidenced by this Note, including without limitation credit information on the undersigned, any of its principals, or any guarantors of this Note, to any such assignee or prospective assignee.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fall to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than Borrower.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN BORROWER AND LENDER, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:
DECORIZE, INC.

By: Steve Crowder, President
Name: Steve Crowder
Title: President

STATE OF MISSOURI)
) ss
COUNTY OF Greene)

I, Linda McHaney, a Notary Public, do hereby certify that on the 5th day of May, 2006, personally appeared before me Steve Crowder, who declares that he\she is the President\Vice President of Decorize, Inc. executing the foregoing document, and being first duly sworn, acknowledged that he\she signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

LINDA MCHANEY
Notary Public-Notary Seal
State of Missouri
Greene County
My Commission Expires Apr 26, 2008

Place notary stamp in box above in black ink and press firmly.

Linda McHaney
Notary Public

Linda McHaney
(Print Name)

My Commission Expires: 4-26-08